                                     AMENDMENT TO
                      M.D.C. HOLDINGS, INC. 401(k) SAVINGS PLAN


WHEREAS, M.D.C. Holdings, Inc. and Richmond Homes, Inc. I (hereinafter referred to as the "Employer") established the M.D.C. Holdings, Inc. 401(k) Savings Plan (hereinafter referred to as the "Plan") effective January 1, 1992 for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, the Employer reserved the right to amend the Plan under the terms thereof; and

WHEREAS, the Employer now desires to amend the Plan and restate its provisions to comply with the requirements of the Tax Reform Act of 1986 (TRA '86), the Omnibus Budget Reconciliation Act of 1986 (OBRA '86), and the Unemployment Compensation Amendment of 1992 (UCA '92) if applicable;

NOW THEREFORE, the Plan is hereby amended and restated in its entirety effective January 1, 1993 except as follows:

1. Effective on January 1, 1993, the provisions relating to Direct Rollovers shall be added to the Plan as governed by the terms of Article VI-A of the Plan attached hereto.

2. Effective January 1, 1994, the provisions relating to Serious Financial Hardships of other than elective deferrals shall be limited to once every twelve consecutive months, as further described in Article X of the Plan attached hereto.

3. Effective January 1, 1994, the provisions relating to Matching Contributions shall be amended and governed by the terms of Article IV of the Plan attached hereto.

4. Effective January 1, 1994, the provisions relating to Service and Eligibility shall be amended and governed by the terms of Articles II and III respectively of the Plan attached hereto.

5. The terms of the Plan as heretofore set forth shall no longer apply with respect to Participants under the Plan who have not terminated employment (including terminations on account of Retirement, death or Disability); and the terms of the Plan with respect to such Participants shall henceforth be as set forth in the M.D.C. Holdings, Inc. 401(k) Savings Plan, a copy of which is attached to and forms a part of this amendment.

6. The Plan and Trust as amended and restated, shall represent a continuation of the prior Plan and Trust as heretofore set forth and shall not abridge or curtail any rights accorded to Participants under said prior instrument.

WHEREAS, M.D.C. Holdings, Inc. and Richmond Homes, Inc. I (hereinafter referred to as the "Employer") established the M.D.C. Holdings, Inc. 401(k) Savings Plan (hereinafter referred to as the "Plan") effective January 1, 1992 for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, Richmond Homes, Inc. I established the Richmond Homes, Inc. I 401(k) Savings Plan (hereinafter referred to as the "Prior Plan"), effective January 1, 1992 for the benefit of its eligible employees and their Beneficiaries; and

WHEREAS, the Employer reserved the right to amend the Prior Plan under their terms thereof; and

WHEREAS, the Employer now desires to merge the assets and liabilities of the Prior Plan thereby creating
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the M.D.C. Holdings, Inc. 401(k) Savings Plan (hereinafter referred to as the
"Plan"); and

NOW THEREFORE, effective April 1, 1994, the Plan is amended as follows:

1. The terms of the Prior Plan as heretofore set forth shall no longer apply with respect to Participants under the Prior Plan who have not terminated employment (including terminations on account of retirement, death or disability) and the terms of the Prior Plan with respect to such Participants shall henceforth be as set forth in the M.D.C. Holdings, Inc. 401(k) Savings Plan, copies of which are attached to and form a part of this amendment.

2. The M.D.C. Holdings, Inc. 401(k) Savings Plan shall represent a continuation of the Prior Plan as heretofore set forth and shall not abridge or curtail any rights or privileges accorded to Participants under the Prior Plan.

3. The Employer does hereby adopt the Plan and agree to be bound by all of its terms, conditions and amendments.

4. The Employer hereby transfers the assets of the Prior Plan attributable to Participants in the Prior Plan to Group Annuity Contract GA-36104 and M.D.C. Holdings, Inc. 401(k) Savings Plan.

IN WITNESS WHEREOF, the Employer, the Administrator and the Trustee have hereunto affixed their signatures.

Executed at Denver, Colorado on December 30, 1994

                                       M.D.C. HOLDINGS, INC.


/s/ Dana S. Halpin                     By: /s/ Paris G. Reece III
------------------------------             --------------------------------
    Witness                                Paris G. Reece III
                                       Title: Senior Vice President

Executed at Denver, Colorado on December 30, 1994

                                       RICHMOND HOMES, INC. I


/s/ Dana S. Halpin                     By: /s/ Paris G. Reece III
------------------------------             --------------------------------
     Witness                               Paris G. Reece III
                                       Title: Vice President

Accepted this 30th day of December, 1994.



/s/ Dana S. Halpin                     By: /s/ Thomas M. Jenkins
------------------------------             --------------------------------
     Witness                               Thomas M. Jenkins, Administrator


Accepted this _____ day of _____________, 19__.
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                                       By:
------------------------------             ----------------------------
           Witness                                  Trustee



Accepted this _____ day of _____________, 19__.



                                      By:
------------------------------             ----------------------------
           Witness                                  Trustee


Accepted this _____ day of _____________, 19__.



                                      By:
------------------------------             ----------------------------
           Witness                                  Trustee


Executed at ________________ on _______________, 19__


                                    IMPORTANT NOTE


Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.